Exhibit 99.1

TE CONNECTIVITY PLC

SEGMENT RESULTS (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 27,	June 28,	March 29,	December 29,	September 29,	June 30,	March 31,	December 30,	September 27,	September 29,
	2024	2024	2024	2023	2023	2023	2023	2022	2024	2023

	(in millions)
Net sales:
Transportation Solutions	$2,330	$2,351	$2,407	$2,393	$2,435	$2,455	$2,506	$2,279	$9,481	$9,675
Industrial Solutions	1,738	1,628	1,560	1,438	1,600	1,543	1,654	1,562	6,364	6,359
Total	$4,068	$3,979	$3,967	$3,831	$4,035	$3,998	$4,160	$3,841	$15,845	$16,034

Operating income:
Transportation Solutions	$410	$506	$477	$487	$420	$436	$341	$290	$1,880	$1,487
Industrial Solutions	241	249	215	211	215	194	196	212	916	817
Total	$651	$755	$692	$698	$635	$630	$537	$502	$2,796	$2,304

Adjusted operating income (1):
Transportation Solutions	$452	$498	$496	$504	$453	$463	$419	$366	$1,950	$1,701
Industrial Solutions	303	268	239	227	246	229	245	256	1,037	976
Total	$755	$766	$735	$731	$699	$692	$664	$622	$2,987	$2,677

(1) Adjusted operating income is a non-GAAP financial measure. See description of non-GAAP financial measure.